                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                                   PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                    MAY 30, 2002


                               ASSURE ENERGY, INC.
             (Exact name of registrant as specified in its charter)



     DELAWARE                    333-61714                      13-4125563
 (State or other          (Commission File Number)             (IRS Employer
   jurisdiction                                              Identification No.)
of incorporation or
  organization)


              840 7TH AVENUE, SUITE 1600, CALGARY, ALBERTA T2P 3G2
               (Address of principal executive offices)(Zip Code)


                                 (403) 231-1230
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
             (Former Name or Address, If Changed since Last Report.)

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Westerra 2000 Inc.

(b)      Pro Forma Financial Information.

(c)      Exhibits:

         2.1 Share Purchase Agreement dated May 30, 2002 by and among Assure Oil & Gas Corp., and Gary Freitag, Garth R. Keyte and Evan Stephens.(1)

--------------------

(1) Previously filed with Registrant's Form 8-K dated May 30, 2002 as filed with the Securities and Exchange Commission on June 14, 2002.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       ASSURE ENERGY, INC.




Dated:  August 13, 2002                                By:  /s/ James I. Golla
                                                            --------------------
                                                            James I. Golla
                                                            President

              ITEM 7(a) FINANCIAL STATEMENTS OF WESTERRA 2000 INC.


                          INDEX TO FINANCIAL STATEMENTS



                                                                                                       PAGE
                                                                                                       ----
         Independent Auditor's Report - Daunheimer & Dow LLP..........................................  4

         Balance Sheets as at March 31, 2002 and 2001.................................................  5

         Statement of Operations and Retained Earnings for the years ended
                March 31, 2002 and 2001...............................................................  6

         Statement of Cash Flows for the years ended March 31, 2002 and 2001..........................  7

         Notes to Financial Statements................................................................  8

[DAUNHEIMER & DOW LLP LETTERHEAD]



                          INDEPENDENT AUDITOR'S REPORT


To the Shareholders of Westerra 2000 Inc.


We have audited the balance sheet of Westerra 2000 Inc. at March 31, 2002 and 2001 and the statements of loss and deficit and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an option on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westerra 2000 Inc. at March 31, 2002 and 2001 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                                       /s/ DAUNHEIMER & DOW LLP
Calgary, Alberta, Canada                               -------------------------
April 17, 2002                                             Chartered Accountants

                               WESTERRA 2000 INC.

                                  BALANCE SHEET

                                 MARCH 31, 2002

                      (EXPRESSED IN UNITED STATES DOLLARS)


                                                           2002             2001
                                                       -----------         -----
ASSETS

CURRENT
       Cash                                            $     9,064         $  12
       Accounts receivable                                  18,072
       Goods and services tax recoverable                   26,268
       Prepaid expenses                                      1,041
                                                       -----------         -----
                                                            54,445            12


Proven producing gas properties (Note 3)                 1,516,767            --
Proven non-producing gas properties (Note 3)               175,631            --
                                                       -----------         -----
                                                       $ 1,746,843         $  12
                                                       -----------         -----

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
       Accounts payable and accrued liabilities        $    36,551         $ 869
       Acquisition loan payable (Note 4)                 1,689,260            --
                                                       -----------         -----
                                                         1,725,811           869

PROVISION FOR SITE RESTORATION                               9,194            --
                                                       -----------         -----

                                                         1,735,005           869
                                                       -----------         -----

SHAREHOLDERS' EQUITY
       Share capital (Note 5)                                   14            14
       Retained earnings, (Deficit)                         11,824          (871)
                                                       -----------         -----
                                                            11,838          (857)
                                                       -----------         -----

                                                       $ 1,746,843         $  12
                                                       -----------         -----


SEE ACCOMPANYING NOTES
Daunheimer & Dow LLP                   5             [DAUNHEIMER & DOW LLP LOGO]
Chartered Accountants

                               WESTERRA 2000 INC.

                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                            YEAR ENDED MARCH 31, 2002

                      (EXPRESSED IN UNITED STATES DOLLARS)



                                                     2002               2001
                                                  ---------         -------
REVENUE
      Gas revenue                                 $ 600,227         $      --
                                                  ---------         ---------

ROYALTIES
      Crown royalties                               108,955                --
      Freehold royalties                             49,970                --
                                                  ---------         ---------
                                                    158,925

NET OIL AND GAS REVENUE                             441,302
                                                  ---------         ---------

EXPENSES
      Production expenses                           199,150                --
      Depletion and site restoration                140,588                --
      Interest                                      121,664                --
      General and administrative                     38,130               871
                                                  ---------         ---------
                                                    499,532               871
                                                  ---------         ---------
NET LOSS BEFORE THE FOLLOWING                       (58,230)             (871)

      Foreign exchange gain                          70,925                --
                                                  ---------         ---------

NET INCOME                                           12,695

DEFICIT - Beginning of year                            (871)               --
                                                  ---------         ---------

RETAINED EARNINGS, (DEFICIT) - End of year        $  11,824         $    (871)
                                                  ---------         ---------


SEE ACCOMPANYING NOTES
Daunheimer & Dow LLP                   6             [DAUNHEIMER & DOW LLP LOGO]
Chartered Accountants

                               WESTERRA 2000 INC.

                             STATEMENT OF CASH FLOWS

                            YEAR ENDED MARCH 31, 2002

                            IN UNITED STATES DOLLARS


                                                              2002             2001
                                                          -----------         -----
OPERATING ACTIVITIES
      Net income (loss)                                   $    12,695         $(871)
      Items not affecting cash:
          Depletion and site restoration                      140,588            --
          Unrealized foreign exchange gain                    (64,211)           --
                                                          -----------         -----
                                                               89,072          (871)
                                                          -----------         -----
Changes in non-cash working capital:
          Accounts receivable                                 (18,072)           --
          Prepaid expenses                                     (1,041)           --
          Accounts payable and accrued liabilities             35,693           869
          Goods and services tax refundable                   (26,268)           --
                                                          -----------         -----
                                                               (9,688)          869
                                                          -----------         -----

Cash flow from (used by) operating activities                  79,384            (2)
                                                          -----------         -----

INVESTING ACTIVITIES
      Additions to capital assets                          (1,823,417)           --
                                                          -----------         -----

FINANCING ACTIVITIES
      Acquisition loan payable                              1,632,567            --
      Interest payable                                        120,518            --
      Issue of share capital                                       --            14
                                                          -----------         -----

      Cash flow from financing activities                   1,753,085            14
                                                          -----------         -----

INCREASE IN CASH FLOW                                           9,052            12

CASH - Beginning of year                                           12            --
                                                          -----------         -----

CASH - End of year                                        $     9,064         $  12
                                                          -----------         -----



Interest paid during the year                             $     1,146         $  --
                                                          -----------         -----



SEE ACCOMPANYING NOTES
Daunheimer & Dow LLP                   7            [DAUNHEIMER & DOW LLP LOGO]
Chartered Accountants

                               WESTERRA 2000 INC.
                          NOTES TO FINANCIAL STATEMENTS
                            YEAR ENDED MARCH 31, 2002


1.   DESCRIPTION OF OPERATIONS

     Westerra 2000 Inc. (the "Company") is a private company extra-provincially incorporated in Canada under the Alberta and Saskatchewan Business Corporations Acts, and is engaged in production, development and exploration of oil and natural gas in Alberta and Saskatchewan.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The financial statements of the Company have been prepared by management in accordance with accounting principles generally accepted in the United States.

     Use of Estimates in the Presentation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The financial statements have, in management's opinion, been properly prepared using careful judgement with reasonable limits of materiality and within the framework of the significant accounting polices summarized below.

     Property, Plant and Equipment

     The Company follows the successful efforts method of accounting for its oil and gas producing activities. The costs of inquiring interests in oil and gas properties are capitalized. Should a property be subsequently abandoned, its costs are written off to operations in the year of abandonment. The costs of drilling and equipping wells, both exploratory and development are capitalized as incurred. Should a well be determined to be unsuccessful (a dry hole or not capable of commercial production), its costs are written off in the year so determined. All other exploration costs, including geological and geophysical costs are expensed as incurred.

     Unproven properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of the impairment.

     Capitalized costs of producing oil and gas properties, after allowing for estimated abandonment cost and salvage values are depleted on the unit-of-production method based on estimated recoverable proven oil and gas reserves. Support equipment and other property plant and equipment are depreciated over their estimated useful lives.

     On the sale or retirement of a complete interest of a proved property, the cost and related accumulated depletion and depreciation are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial interest of proved property, the cost is charged to accumulated depletion and depreciation with the resulting gain or loss recognized in income.

     On the sale of a complete interest of an unproved property, for cash or cash equivalents, gain or loss is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.


Daunheimer & Dow LLP
Chartered Accountants                  8            [DAUNHEIMER & DOW LLP LOGO]
Calgary, AB

                               WESTERRA 2000 INC.
                          NOTES TO FINANCIAL STATEMENTS
                            YEAR ENDED MARCH 31, 2002

     Site Restoration

     Site restoration costs are accrued based on management's best estimate of these future costs calculated on the unit-of-production basis, utilizing proved producing reserves.

     Joint Venture Accounting

     Substantially all of the Company's operations are carried out through joint ventures. These financial statements reflect only the Company's proportionate interest in such activities.

     Financial Instruments

     The Company carries a number of financial instruments as detailed on the balance sheet. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

     Measurement Uncertainty

     The amounts recorded for depletion of petroleum and natural gas properties and equipment and the provision for future site restoration and reclamation are based on estimates. The ceiling test is based on estimates of proved reserves, production rates, oil and gas prices, future costs and other relevant assumptions. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes and estimates in future periods could be significant.

     The financial statements include accruals based on the terms of existing joint venture agreements. Due to varying interpretations of the definition of terms in these agreements the accruals made by management in this regard may be significantly different from those determined by the Company's joint venture partners. The effect on the financial statements resulting from such adjustments, if any, will be reflected prospectively.

     Future Income Taxes

     The liability method of tax allocation is used in accounting for income taxes. Under this method, future tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and measured using the substantially enacted tax rates and laws that will be in effect when the differences are expected to reverse. Future tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and measured at the tax rate in effect in the year the difference originated. Future income tax assets are evaluated and if realization is considered "more likely than not" a valuation is provided.

     Foreign Currency Conversion

     All current assets and liabilities of operations denominated in currencies other than United States dollars have been translated into United States dollars at the rate of exchange in effect at the balance sheet date. Property, plant and equipment have been translated using the historical rate at the time of acquisition.

     Revenue and expense accounts are translated at the average rates of exchange prevailing during the period except for depletion, which is translated at the historical rate for the period in which the asset was acquired. Gains and losses resulting from the translation of assets and liabilities are reflected in net income.


Daunheimer & Dow LLP                                [DAUNHEIMER & DOW LLP LOGO]
Chartered Accountants                  9
Calgary, AB

                               WESTERRA 2000 INC.
                          NOTES TO FINANCIAL STATEMENTS
                            YEAR ENDED MARCH 31, 2002


3.   OIL AND GAS PROPERTIES

     The Company holds a 60% working intent in various developed and undeveloped properties in Alberta and Saskatchewan. Income from these wells is subject to crown and overriding royalties.

Producing                                           2001            2000
                                                    ----            ----
    Balance at the beginning of the year        $                   $--
    Acquisition                                   1,161,558          --
    Development                                     486,228          --
    Depletion                                      (131,019)         --
                                                -----------         ---
    Balance at the end of the year              $ 1,516,767
                                                ===========

Non-Producing

    Balance at the beginning of the year        $        --         $--
    Acquisition                                     175,631          --
                                                -----------         ---
    Balance at the end of the year              $   175,631          --
                                                ===========         ===


4.       INTEREST AND ACQUISITION LOAN PAYABLE


                                                          2002           2001
                                                       ----------        ---
Interest payable                                       $  120,518        $--
Acquisition loan payable - bridge loan                  1,445,114         --
Acquisition loan payable - working capital loan           123,628         --
                                                       ----------        ---
                                                       $1,689,260        $
                                                       ==========        ===


The Company entered into a loan agreement with a joint venture operator to finance the Company's purchase of its oil and gas properties. The loan is comprised of two parts:

- Bridge loan, bearing interest at the bank prime rate plus 4.0%, compounded daily. Interest only is payable on the first business day following every month. The principal and any accrued interest are due and payable on June 28, 2002.

- Working capital loan, including a commitment fee payable of $Cdn.125,000 ($U.S. 78,000) and unpaid interest charges, not to exceed $Cdn.450,000 ($U.S.280,000), bearing interest at the bank prime rate plus 4.0%, compounded daily. Interest is payable on the first business day following every month. The principal is repayable in six monthly payments commencing January 31, 2002 and any unpaid amounts are due and payable on June 28, 2002.

These loans are secured by a general security agreement.


Daunheimer & Dow LLP                                 [DAUNHEIMER & DOW LLP LOGO]
Chartered Accountants                  10
Calgary, AB

                               WESTERRA 2000 INC.
                          NOTES TO FINANCIAL STATEMENTS
                            YEAR ENDED MARCH 31, 2002


5.   SHARE CAPITAL

                                                                                       2002                      2001
     Authorized:
     Unlimited number of Class A voting common shares
     Unlimited number of Class B voting common shares
     Unlimited number of Class C voting common shares
     Unlimited number of Class D non-voting common shares
     Unlimited number of Class E non-voting common shares
     Unlimited number of Class F non-voting preferred shares
     Unlimited number of Class G non-voting preferred shares

     Issued:
     125 Class A common shares                                                      $         9                $      9
       60 Class B common shares                                                               4                       4
       15 Class C common shares                                                               1                       1
                                                                                    -----------------------------------

                                                                                    $        14                $     14
                                                                                    -----------------------------------


6.   INCOME TAXES

     At March 31, 2002, the Company had approximately $77,600 of loss carryover balances that will expire in 2009. In addition, the Company has capital cost pools, resource pools and deferred financing cost pools approximating $1,550,000 to deduct against future taxable income. These balances may be used to reduce or eliminate the Company's Canadian and provincial corporate income taxes.



7.   RELATED PARTY TRANSACTIONS

     During the year, the Company entered into the following transactions with related parties:

     The Company incurred consulting fees of $14,200 to a company owned by a shareholder.

     Included in accounts receivable is $16,293 due from a company owned by a shareholder, pertaining to certain joint venture operations.

     Included in accounts payable is $28,000 due to shareholders or to companies and entities owned by shareholders pertaining to joint venture operations, expenses paid on behalf of the Company and consulting fees incurred.

     Revenue and expense transactions were conducted at fair market value and in the normal course of business.


Daunheimer & Dow LLP                                 [DAUNHEIMER & DOW LLP LOGO]
Chartered Accountants                  11
Calgary, AB

                               WESTERRA 2000 INC.
                          NOTES TO FINANCIAL STATEMENTS
                            YEAR ENDED MARCH 31, 2002


8.   SUBSEQUENT EVENT

     Subsequent to the year-end, the Company shareholders entered into a purchase and sale agreement to sell all the outstanding shares at March 31, 2002, to an arms length party for approximately $2,250,000 effective April 1, 2002.


9.   COMPARATIVE FIGURES

     Some of the comparative figures have been reclassified to conform to the current year's presentation. The prior year's figures were reported on a Notice to Reader basis.


Daunheimer & Dow LLP                                [DAUNHEIMER & DOW LLP LOGO]
Chartered Accountants                  12
Calgary, AB

                               WESTERRA 2000 INC.
                            SUPPLEMENTAL INFORMATION
                            YEAR ENDED MARCH 31, 2002
                                   (UNAUDITED)


Capitalized Costs Relating to Oil and
Gas Producing Activities at March 31, 2002

Proved gas properties                                  $        1,381,551      $            -
Support equipment and facilities                                  441,867                   -
                                                       ------------------      --------------
                                                                1,823,418                   -
Less accumulated depreciation and depletion                      (131,020)                  -
                                                       ------------------      --------------

Net capitalized costs                                  $        1,692,398      $
                                                       ==================      ==============

Costs Incurred in Oil and Gas
Producing Activities for the Year Ended
March 31, 2002

Property acquisition costs

      Proved                                           $        1,337,189      $            -

Development Costs                                      $          486,229                   -


The following estimates of proved and proved developed reserve quantities and related standardized measure of discounted net cash flow are estimates only, and do not purport to reflect realizable values or fair market values of the Company's reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Company's reserves are located in the United States.

Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, future tax rates already legislated) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows.


Daunheimer & Dow LLP
Chartered Accountants                  13            [DAUNHEIMER & DOW LLP LOGO]
Calgary, AB

                               WESTERRA 2000 INC.
                            SUPPLEMENTAL INFORMATION
                            YEAR ENDED MARCH 31, 2002
                                   (UNAUDITED)



                                                    Gas (Mcf)
                                                    ---------
Proved developed and undeveloped
Reserves

      Beginning of year                                    --
      Purchases of gas properties in place          4,652,700
      Sales of minerals in place                     (318,000)
                                                   ----------
End of year                                         4,332,900
                                                   ==========

Proved developed reserves
      Beginning of year                                    --
      End of year                                   4,332,900
                                                   ==========


Standardized measure of discounted future
net cash flows at March 31, 2000                        ($000)


      Future cash inflows                          $    8,548

      Future Crown royalties                            1,742
      Future production costs                           2,467
      Future development costs                             46
      Future income tax expenses                        1,335
                                                   ----------

      Future net cash flows                             2,958

      8% annual discount for
      estimated timing of cash flows                      788
                                                   ----------

Standardized measures of discounted
future net cash flows relating to proved
oil and gas reserves                               $    2,170
                                                   ==========


Daunheimer & Dow LLP
Chartered Accountants                  14            [DAUNHEIMER & DOW LLP LOGO]
Calgary, AB

              ITEM 7(b) PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

           ASSURE ENERGY, INC. (FORMERLY KNOWN AS Inventoy.com, Inc.)

                                                                                               PAGE
                                                                                               ----
         Introduction.........................................................................  16

         Consolidated Balance Sheets as at March 31, 2002.....................................  18

         Consolidated Statement of Operations for the three month period ended March 31, 2002............................................................  19

         Consolidated Statement of Operations for the year ended
              December 31, 2002...............................................................  20

         Notes to Financial Statements........................................................  21

                      Assure Energy, Inc. and Subsidiaries
                            F/K/A Inventoy.com, Inc.


Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction

Following its April 23, 2002 acquisition all of the issued and outstanding shares of common stock of Assure Oil and Gas Corp (f/k/a 1444232 Ontario Inc.) Assure Energy, Inc (f/k/a Inventoy.com, Inc.) through its new subsidiary Assure Oil and Gas Corp ("Assure Oil") entered into a Share Purchase Agreement with the three shareholders (the "Westerra Shareholders") of Westerra 2000 Inc. ("Westerra"), an Alberta corporation engaged in the exploration, development and production of oil and gas properties primarily located in Alberta and Saskatchewan, Canada.

On May 8, 2002, Assure Energy, Inc. and its new subsidiary, Assure Oil (collectively the "Company") completed an equity financing with three investors, exempt from the registration provisions of the Securities Act of 1933, as amended by Rule 506 of Regulation D. In that financing, the Company received US$1,750,000 in exchange for 1,400,000 units, each unit consisting of one share of the Company's common stock and one common stock purchase warrant entitling the holder to acquire another share of the Company's common stock at $1.50 per share, for a period of four years commencing one year from the date of issuance.

In addition, the Company completed an equity financing on June 7, 2002 in which it issued 17,500 shares of Series A Preferred Stock with a stated value of $100 per share in exchange for US$1,750,000. The Series A Preferred Stock has a 5% dividend payable in cash or shares of the Company's common stock and is cumulative from the date of issue.

The acquisition of Westerra is accounted for as a purchase. Westerra's assets acquired and Westerra's liabilities assumed are recorded at their fair values at the date of the acquisition.

The accompanying condensed consolidated financial statements illustrate the pro forma effects of the Westerra acquisition on the Company's financial position and results of operations. The Unaudited Condensed Consolidated Balance Sheet as of March 31, 2002, is based on the historical balance sheets of the Company and Westerra as of that date and assumes the acquisition took place on that date. The Unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 2002 and the year ended December 31, 2001 are based on the historical operating statements of the Company and Westerra. For those periods the Pro forma Condensed Consolidated Statements of Operations assume that the acquisition of Westerra took place on January 1, 2001.

                      Assure Energy, Inc. and Subsidiaries
                            F/K/A Inventoy.com, Inc.


Introduction (cont'd)

The Pro Forma Condensed Consolidated Financial Statements may not be indicative of the actual results of the combined companies.

The accompanying Pro Forma Condensed Consolidated Financial Statements should be read in connection with the historical financial statements of the Company and Westerra.

Assure Energy, Inc. and its subsidiaries intend to continue to develop oil and gas properties.

                      Assure Energy, Inc. and Subsidiaries
                            F/K/A Inventoy.com, Inc.


ASSURE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2002
(In United States Dollars)

                                                   ASSURE
                                                 ENERGY, INC.
                                                     AND             WESTERRA
                                                 SUBSIDIARIES        2000 INC.          ADJUSTMENTS           TOTAL
                                                  ----------        -----------         -----------         ----------
ASSETS

CURRENT
 Cash                                             $  122,543        $     9,064         $ 1,431,300         $1,562,907
 Advances receivable                                 268,988                 --                                268,988
 Accounts receivable                                      --             18,072                                 18,072
 Prepaid expenses and other current assets             8,664             27,309                                 35,973
                                                  ----------        -----------         -----------         ----------
                                                     400,195             54,445           1,431,300          1,885,940
                                                  ----------        -----------         -----------         ----------
FIXED ASSETS
 Oil & Gas Properties                              1,887,435          1,692,398             581,102          4,160,935
                                                  ----------        -----------         -----------         ----------
 TOTAL ASSETS                                     $2,287,630        $ 1,746,843         $ 2,012,402         $6,046,875
                                                  ==========        ===========         ===========         ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
 Accounts payable and accrued liabilities         $  152,356        $    36,551                             $  188,907
 Advances payable                                     18,776                 --                                 18,776
 Business purchase payable                                                                  225,000            225,000
 Loans payable                                         2,432                 --                                  2,432
 Note payable                                        100,000                 --                                100,000
 Property acquisition loan payable                        --          1,689,260          (1,689,260)                --
                                                  ----------        -----------         -----------         ----------
                                                     273,564          1,725,811          (1,464,260)           535,115
                                                  ----------        -----------         -----------         ----------
PROVISION FOR SITE RESTORATION                            --              9,194                                  9,194
                                                  ----------        -----------         -----------         ----------
TOTAL LIABILITIES                                    273,564          1,735,005          (1,464,260)           544,309
                                                  ----------        -----------         -----------         ----------
SHAREHOLDERS' EQUITY (1)                           2,014,066             11,838           3,476,662          5,502,566
                                                  ----------        -----------         -----------         ----------
 TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY                             $2,287,630        $ 1,746,843         $ 2,012,402         $6,046,875
                                                  ==========        ===========         ===========         ==========


(1) Includes the effect of Other Comprehensive Income items in the form of foreign exchange gains of $7,192 and $63,733, for the Three Months Ended March 31, 2002 and the Year Ended December 31, 2001, respectively. See notes to unaudited pro forma condensed consolidated financial statements.

                      Assure Energy, Inc. and Subsidiaries
                            F/K/A Inventoy.com, Inc.


ASSURE ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited Pro Forma For the Three Months Ended March 31, 2002
(In United States Dollars)

                                                 ASSURE
                                              ENERGY, INC.
                                                   AND               WESTERRA
                                              SUBSIDIARIES (2)       2000 INC.       ADJUSTMENTS             TOTAL
                                              ----------------       --------        -----------           ----------
     REVENUE
        Oil and Gas revenue                       $75,499            $242,231                               $317,730
        Other                                         107                   -                                    107
                                                ---------            --------                              ----------
              Total Revenue                        75,606             242,231                                317,837
                                                ---------            --------                              ----------
     EXPENSES
        Production expenses                        33,921              93,017                                126,938
        Royalties                                   9,056              60,688                                 69,744
        Depreciation, Depletion and
          site restoration                         23,991              35,972            17,057               77,020
        Interest                                        -              76,953                                 76,953
        General, administrative and
        other                                     110,909              21,397                                132,306
                                                ---------            --------          ---------           ----------
                                                  177,877             288,027            17,057              482,961
                                                ---------            --------          ---------           ----------
                                                ---------            --------          ---------           ----------
     NET LOSS                                   ($102,271)           ($45,796)         ($17,057)           ($165,124)
                                                ---------            --------          ---------           ----------


                    NET LOSS PER SHARE - BASIC                                  ($0.007)(3)
                                                                             ==========
                    WEIGHTED AVERAGE COMMON SHARES USED IN THE
                    CALCULATION OF NET LOSS PER SHARE - BASIC                24,523,962
                                                                             ==========

(2) Includes Assure Energy, Inc. (f/k/a Inventoy.com and Assure Oil & Gas (f/k/a 1444232 Ontario Inc.)

(3) Based on Net Loss reduced further by cumulative preferred stock dividends of $14,438. See notes to unaudited pro forma condensed consolidated financial statements.

                      Assure Energy, Inc. and Subsidiaries
                            F/K/A Inventoy.com, Inc.


ASSURE ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited Pro Forma For the Year Ended December 31, 2001
(In United States Dollars)


                                               ASSURE
                                             ENERGY, INC.
                                                 AND             WESTERRA
                                            SUBSIDIARIES (2)     2000 INC.         ADJUSTMENTS        TOTAL
                                            ----------------     ---------         ------------      ---------
REVENUE
  Oil and Gas revenue                          $  38,837         $ 357,996         $       -         $ 396,833
  Other                                            1,158                --                               1,158
                                               ---------         ---------         --------          ---------
         Total Revenue                            39,995           357,996                --           397,991
                                               ---------         ---------         --------          ---------

EXPENSES
  Production expenses                             35,286           106,133                             141,419
  Royalties                                           --            81,972                              81,972
  Revaluation of oil and gas properties           89,527                --
  Depreciation, Depletion and site
    restoration                                   50,701            79,900            26,704           157,305
  Interest                                            --            85,692                              85,692
  General, administrative and other               64,412            16,733             6,500            87,645
                                               ---------         ---------         --------          ---------
                                                 239,926           370,430            33,204           643,560
                                               ---------         ---------         --------          ---------
                                               ---------         ---------         --------          ---------
NET LOSS                                       ($199,931)        ($ 12,434)        ($ 33,204)        ($245,569)
                                               ---------         ---------         --------          ---------



                            NET LOSS PER SHARE - BASIC                              ($0.011)(3)
                                                                                 ==========
                            WEIGHTED AVERAGE COMMON SHARES USED IN THE
                            CALCULATION OF NET LOSS PER SHARE - BASIC            24,513,841
                                                                                 ==========

(2) Includes Assure Energy, Inc. (f/k/a Inventoy.com and Assure Oil & Gas (f/k/a 1444232 Ontario Inc.)

(3) Based on Net Loss reduced further by cumulative preferred stock dividends of $14,438. See notes to unaudited pro forma condensed consolidated financial statements.

                      Assure Energy, Inc. and Subsidiaries
                            F/K/A Inventoy.com, Inc.


         Notes to Pro Forma Condensed Consolidated Financial Statements
                                   (Unaudited)


Note A

As of April 1, 2002, Assure Energy, Inc. and its subsidiary Assure Oil and Gas Corp (collectively the "Company") acquired all of the outstanding shares of Westerra 2000 Inc. ("Westerra") for $3,450,000 Canadian dollars (approximately US$2,250,000) in cash of which all has been paid except for approximately US$225,000 which is payable upon transfer of certain property titles to Westerra. Direct costs and indirect related to the acquisition amounted to approximately $32,200 and $6,500, respectively.

The acquisition is accounted for as a purchase. Westerra's assets acquired and Westerra's liabilities assumed are recorded at their fair values at the date of the acquisition.


Note B

As a result of applying the purchase method of accounting, the excess of the purchase price, plus the direct costs of the acquisition, over the recorded amounts of these assets has been attributed to the cost of oil and gas properties, as supported by a current valuation received from a firm of geological and petroleum engineering consultants. Much of the proceeds from the two recent equity financings were used for the purchase. The pro forma adjustments therefore reflect the recognition of the purchase as follows:


Proceeds from the sale of 1,400,000 units, each unit consisting of one share of
  the Company's common stock and one common stock purchase warrant                      $1,750,000
Proceeds from the sale of Series A Preferred Stock                                       1,750,000
Less: Costs of the Financings                                                               (5,000)
                                                                                        ----------
Net Cash from the Financings                                                             3,495,000
Plus: Remaining Purchase Cost Payable                                                      225,000
Less: Indirect Acquisition Costs                                                            (6,500)
Less: Cash Remaining                                                                    (1,431,300)
                                                                                        ----------
    Total Purchase Cost                                                                 $2,282,200
                                                                                        ==========

                      Assure Energy, Inc. and Subsidiaries
                            F/K/A Inventoy.com, Inc.


Note B (cont'd)

Westerra's recorded amount of oil and gas properties                                    $1,692,398
Excess of the fair value of proven properties over their recorded amounts                  581,102
Westerra's Other Net Assets Purchased                                                        8,700
                                                                                        ----------
    Total Purchase Cost                                                                 $2,282,200
                                                                                        ==========


The pro forma adjustments to the pro forma condensed consolidated statements of operations also reflect additional depletion of oil and gas properties totaling $43,761, including $26,704 attributable to the year ended December 31, 2001 and $17,057 attributable to the three months ended March 31, 2001, because of the additional $581,102 recorded amount to the properties to reflect the fair value of those properties. The pro forma adjustments are made to reflect the purchase as if it had occurred on January 1, 2001. In addition, $32,200 of direct costs of the business purchase has been accounted for as a part of the cost of the acquisition. Indirect costs of $6,500 have been reflected as a pro forma adjustment to expenses for the year ended December 31, 2001 to reflect the effect of the purchase as if it had occurred on January 1, 2001. The $5,000 cost of the financings has been reflected as a pro forma adjustment to additional paid-in capital.

Note C

Pro forma basic loss per share reflects all stock splits since January 1, 2001 and assume that the acquisition of Westerra 2000 Inc. by the Company took place on that date. Basic loss per share also reflects assumed dividends on the cumulative Series A Preferred Stock. Diluted loss per share is not presented because the effect of the issuance of the warrants that became outstanding with the acquisition of Assure Oil and Gas Corp. and the effect of the issuance of the warrants that became outstanding with this acquisition (of Westerra) is anti-dilutive.